                           RETURN ASSURED INCORPORATED
                          885 West Georgia, Suite 2240
                              Vancouver, BC V6C 3E8

May 10, 2001

Board of Directors of
Internet Business's International, Inc.
3900 Birch Street
Suite 103
Newport Beach, CA 32826

        RE: Proposed Combination of Return Assured Incorporated and Internet Business's International, Inc.
               --------------------------------------------------------

Gentlemen:

        This Letter of Intent memorializes a proposal with respect to the proposed corporate combination of Internet Business's International, Inc., a Nevada corporation, ("IBI") and Return Assured Incorporated., a Delaware corporation ("RAI"). (IBI and RAI shall be collectively referred to herein as the "Parties" and each separately as a "Party"). It has been the object of our discussion to execute and implement as soon as practical a definitive merger agreement and plan of reorganization between IBI and RAI which among other things, would provide for the various matters set forth below:

1.      Merger

        (a) It is intended that IBI and RAI shall enter into a reverse triangular merger (the "Merger") pursuant to a definitive merger agreement (the "Merger Agreement") in which IBI shall become a wholly-owned subsidiary of RAI (the "Merged Company") resulting in the current shareholders of RAI (the "RAI Shareholders") owning approximately 10% of the outstanding shares of the common stock ("Common Stock") of RAI, on a fully diluted basis, and the current shareholders of IBI (the "IBI Shareholders") owning approximately 90% of the outstanding shares of Common Stock of RAI on a fully diluted basis. The Merger is intended to qualify as a tax-free reorganization under Section 368 of the Internal Revenue Code. In addition, IBI shall assume 100% of RAI's current liabilities, not to exceed US$900,000, and 100% of RAI's fees and commissions in consummating the Merger.

        (b) The Merged Company's board of directors shall consist of seven (7) persons, which shall consist of one (1) independent director appointed by RAI, at least two (2) independent directors appointed by IBI, and four (4) other directors appointed by IBI. Each member of RAI's board of directors shall resign at the closing of the Merger. RAI's board of directors shall have the right to be indemnified by the Merged Company for acts or omissions as directors of RAI and the Merged Company shall obtain directors and officers tail insurance coverage.

2.      Due Diligence and Conduct of Business

        (a) From the date hereof, each Party, will make available to the other Party for review their respective financial statements, books, records, corporate documents and other information as the other Party may reasonably request, and each Party shall have the opportunity to meet with attorneys, accountants and key personnel of the other Party to discuss the financial and business conditions of the respective Party and to make whatever future independent investigation deemed necessary and prudent. The Parties agree to cooperate with each other in complying with these requests and providing such materials as the other Party may request.

        (b) Each Party represents and agrees that all confidential information which each Party or any of its officers, employees, agents, consultants, or representatives, may possess or may receive in the future pertaining to the financial or other condition of the other Party, shall not be utilized, disclosed or made available to any other person or entity other than current members of the Board of Directors, officers, employees, agents, consultants, or representatives of either Party for their due diligence use under this Letter of Intent at any time without the express written consent of the other Party.

Board of Directors of
Internet Business's International, Inc.
May 10, 2001
Page 2


        (c) From the date hereof RAI agrees to operate its business in the ordinary course and to refrain from any extraordinary transactions.

3.      Condition Precedent to Obligations to Perform

        The Merger Agreement and the performance of the obligations thereunder will be subject to customary conditions including:

        (a) The performance of a due diligence investigation by the Parties determined to be satisfactory and favorable by each Party, its legal counsel, financial advisors, accountants and agents on all matters pertaining to the transaction contemplated hereby, including the delivery of audited financial statements of IBI for the years ended June 30, 1998, 1999, and 2000;

        (b) The execution of definitive agreements between the Parties satisfactory in form and substance to such Parties and to their respective counsel and financial advisors and containing such conditions, representations, warranties, covenants and indemnities customary in a transaction of the type contemplated by this Letter of Intent.;

        (c) Compliance with all applicable legal and/or regulatory requirements;

        (d) Completion of all required corporate and shareholder actions and approvals, if any; including any approvals of all terms and conditions of the proposed Merger by the board of directors or shareholders of each Party;

        (e) RAI shall have a sufficient number of authorized but unissued and unreserved shares of Common Stock to consummate the transaction contemplated hereby;

        (f) Opinions of counsel to RAI and of counsel to IBI that the transactions contemplated hereby do not violate any state or federal securities laws and any and all regulations of any applicable governmental agencies, and has been duly authorized by RAI, or IBI as the case may be, and such other customary matters;

        (g) RAI and IBI shall each timely file all reports required to be filed pursuant to Section 13 of the Securities Exchange Act of 1934, as amended ("Exchange Act");

        (h) Absence of any event having a material adverse effect on the Parties respective business or financial condition;

        (i) Absence of pending or threatened litigation regarding the Parties respective shares of stock, its assets or the Merger Agreement;

        (j) The execution of employment agreements with certain senior executives of IBI in form and substance acceptable to them.

4.      Capitalizations

        (a)    RAI.

               (1) Common Stock. As of March 31, 2001, RAI has approximately 9,113,265 issued and outstanding shares of common stock, which includes 857,934 shares held in escrow for FreeLotto and 100,000 shares held in escrow to guarantee certain registration rights.

Board of Directors of
Internet Business's International, Inc.
May 10, 2001
Page 3


               (2) Preferred Stock. As of March 31, 2001, RAI has one class of preferred stock outstanding, Series A Preferred Stock, which upon conversion at an assumed price of $0.72 per share, the closing price on February 9, 2001, results in the issuance of 6,719,794 shares of common stock.

               (3) Options and Warrants. As of March 31, 2001, RAI has outstanding options and warrants as set forth below:

-----------------------------------------------------------------------------------------------
Description                              Exercise Price Underlying Shares     Expiration Date
-----------------------------------------------------------------------------------------------
Warrants                                 $0.70          600,000               2/8/03
-----------------------------------------------------------------------------------------------
Options - RAI Plan Options               $0.63          868,000               2/8/06
-----------------------------------------------------------------------------------------------
Options - HTG Plan Options               $0.845         173,231               various
-----------------------------------------------------------------------------------------------
Warrants - settlement                    $1.00          600,000               6/7/03
-----------------------------------------------------------------------------------------------
Warrants - fees for bridge               $1.00          100,000               7/13/03
-----------------------------------------------------------------------------------------------
Warrants - Fees for merger               $1.00          340,000               7/13/05
-----------------------------------------------------------------------------------------------
Warrants - private placement             $1.43          28,000                6/20/03
-----------------------------------------------------------------------------------------------
Options - HTG Plan Options               $2.69          124,000               various
-----------------------------------------------------------------------------------------------
Options - HTG Non Plan Options           $0.845         700,000               12/2/03
-----------------------------------------------------------------------------------------------
Options - HTG Non Plan Options (1)       $2.69          400,000               9/23/02
-----------------------------------------------------------------------------------------------
Warrants - Gem                           $3.00          737,371               7/13/05
-----------------------------------------------------------------------------------------------
Options - HTG Non Plan Options           $1.31          160,000               various
-----------------------------------------------------------------------------------------------
Options - HTG Non Plan Options           $2.69          13,000                various
-----------------------------------------------------------------------------------------------
Warrants - Public                        $8.25 (2)      1,686,698             11/2/01
-----------------------------------------------------------------------------------------------
Warrant - U/W Shares underlying Units    $13.62         73,333                11/2/01
-----------------------------------------------------------------------------------------------
Warrants - U/W Shares underlying         $8.25          146,667               11/2/01
Warrants underlying Units
-----------------------------------------------------------------------------------------------
Total                                                   6,750,300
-----------------------------------------------------------------------------------------------

(1) To be canceled.

(2) Two shares for one warrant, there are 1/2 the number of warrants outstanding.

Board of Directors of
Internet Business's International, Inc.
May 10, 2001
Page 4


         (4) Other Equity or Equity Equivalent Securities. Except as set forth in (1)-(3) above, RAI has no outstanding equity or equity equivalent securities.

        (b) IBI. As of March 31, 2001, IBI has 251,736,599 issued and outstanding common shares. Except as set forth in the preceding sentence, IBI has no other outstanding equity securities or securities convertible into equity securities.

        (c) At the closing as contemplated in the Merger Agreement there will be no outstanding shares or rights convertible into shares of Common Stock, or any other security, except as set forth in Paragraphs 1 and 4.

5.      The Merger Agreement and Shareholder's Consent

        (a) Promptly upon the signing of this Letter of Intent, the Parties shall seek to negotiate and finalize the terms of the Merger Agreement containing the terms outlined in this Letter of Intent. Counsel for RAI shall prepare, and counsel for IBI shall review, the Merger Agreement.

        (b) RAI shall be responsible for preparing, at IBI's expense, and IBI shall review, at its expense, a proxy statement and file the proxy statement with the Securities and Exchange Commission necessary to hold a Special Meeting of Stockholders of RAI by proxy in order to vote on and authorize, and consummate, the Merger. The RAI Shareholders will be presented with and asked to vote upon the following proposals:

               (i)    to approve the change in control and issuance of the
                      shares of Common Stock to the IBI Shareholders;
               (ii)   to approve a reverse split of RAI's outstanding Common
                      Stock;
               (iii)  to approve the board of directors;
               (iv)   to ratify the sale of RAI's Hergo/RemoteIT/HCC operations;
               (v)    to change the name of RAI; and
               (vi) to take whatever corporate action will be deemed necessary by the Parties in order to carry out the transactions anticipated in this Letter of Intent.

        (c) At such appropriate time as permitted by law, IBI will immediately take the appropriate and necessary corporate action to authorize the Merger and to authorize IBI to take whatever corporate action deemed necessary in order to carry out the transactions anticipated hereby.

        (d) In connection with the foregoing stockholders' approvals, the Parties shall obtain a fairness opinion for the entire transaction reasonably acceptable to each Party and shall be included in the Proxy Statement.

        (e) The Common Stock issued to the IBI Shareholders will be accompanied by disclosure documents and the IBI Shareholders will sign an appropriate investment letter.

6.      Representations of RAI

        (a) RAI is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the authority to execute this Letter of Intent.

        (b) RAI represents that: (i) it has filed all reports required to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933 and the Securities Exchange Act of 1934 as amended, and has filed such reports on a timely basis, (ii) such reports do not contain any material misstatement or omission, and (iii) it is a fully-reporting company pursuant to the federal securities laws.

Board of Directors of
Internet Business's International, Inc.
May 10, 2001
Page 5


        (c) RAI represents that its common stock is listed for quotation on the Nasdaq SmallCap Market.

7.      Representations of IBI

        (a) IBI is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has the authority to execute this Letter of Intent.

        (b) IBI represents that: (i) it has filed all reports required to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933 and the Securities Exchange Act of 1934 as amended, and has filed such reports on a timely basis, (ii) such reports do not contain any material misstatement or omission, and (iii) it is a fully-reporting company pursuant to the federal securities laws.

         (c) IBI represents that it exceeds the Initial Listing Requirement for the NASDAQ SmallCap Market, as defined by NASDAQ.

8.      Termination; Recission

        This Letter of Intent may only be terminated by the mutual written consent of the Parties hereto and may be extended upon the mutual written consent of the Parties. If the terms and conditions of this Letter of Intent are not fulfilled and the Merger Agreement is not finalized and executed prior to June 4, 2001 or any extensions thereof, this Letter of Intent shall automatically expire and be void and of no further effect.

9.      Assignability

        This Letter of Intent shall not be assignable or transferable by either Party.

10.     Governing Laws

        The validity and interpretation of this Letter of Intent shall be governed by and construed in accordance with the laws of the State of New York. The parties to this Letter of Intent agree that any litigation arising out of the terms of the proposed acquisition set forth herein shall be commenced in courts located in the State of New York, New York County. All parties consent to the exclusive jurisdiction and venue of the state courts located in New York County, New York or in the United States District Court for the Southern District of New York, with respect to any action arising under this Letter of Intent.

11.     Amendment

        This Letter of Intent shall be amended only with the written consent of all parties hereto.


12.     Counterparts

        This Letter of Intent may be executed in any number of counterparts by original or facsimile signature, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

Board of Directors of
Internet Business's International, Inc.
May 10, 2001
Page 6


13.     Brokers' or Finders' Fees

        Each Party represents that it has incurred no obligation or liability for brokerage or finders' fee or similar payment in connection with this Letter of Intent or the transactions contemplated thereby. Each Party shall indemnify and hold the other Party harmless from any claim for brokerage or finders' fees arising out the transactions contemplated hereby by any person claiming to have been engaged by either Party.


14.     Expenses
        IBI and its shareholders shall bear all expenses in connection with the preparation of the Merger Agreement and consummation of the Merger and all the transactions contemplated by this Letter of Intent. IBI shall also pay KGL US$100,000 at the closing of the Merger for legal services provided to RAI in consummating the Merger. IBI and its shareholders shall bear all expenses in connection with the preparation for the consummation of the transaction contemplated by this Letter of Intent.

15.     Binding Effect

        Except as hereinafter set forth, the understandings contained herein (i) do not constitute a binding agreement between the Parties hereto but merely express their intent with respect thereto and (ii) shall only become binding when a Merger Agreement is executed and the transactions contemplated hereby have been approved by each of the Parties. Notwithstanding anything herein to the contrary, the provisions set forth in Paragraphs 2(b), 10, and 15 are intended to be and are hereby binding and enforceable obligations of the Parties. Until the termination of this Letter of Intent, neither RAI nor IBI, nor any of their respective affiliates or advisors on either Party's respective behalf, shall, directly or indirectly, enter into any agreement, commitment or understanding with respect to, or engage in any discussions or negotiations with, or encourage or respond to any solicitations from, any other party with respect to a merger, a sale or management of any material portion of the Party's assets or a sale of any shares of capital stock, unless the breaching Party pays the other Party a break-up fee of One Hundred Thousand Dollars (US$100,000).

16.     Public Announcements

        IBI and RAI shall issue a joint press release announcing the terms of the Merger in form mutually acceptable to the Parties as promptly as practicable if, in the good faith opinion of counsel for RAI such public disclosure is required by the Securities and Exchange Commission or NASDAQ. The Parties acknowledge that each Party is a publicly traded company with disclosure obligations under federal and state securities laws and regulations and that the existence, conduct and results of the relationship between IBI and RAI may present material disclosure items for the Parties. In the event that IBI and RAI shall disagree over the form or substance of any public press release communication, RAI shall be justified in relying on the advice of its counsel regarding the obligations of RAI under any federal or state securities laws or regulations in deciding whether to release any public press release without the prior consent of IBI. RAI will provide copies of any public announcement to IBI prior to any public dissemination of such announcement.



                                    [SIGNATURE PAGE FOLLOWS]

Board of Directors of
Internet Business's International, Inc.
May 10, 2001
Page 7




        The foregoing Letter of Intent of seven (7) pages is accepted, approved and agreed to by Return Assured Incorporated this 10th day of May, 2001.

                                            RETURN ASSURED INCORPORATED

                                            By:   /s/ Matthew Sebal
                                               ---------------------------------
                                            Name:     Matthew Sebal
                                                  ------------------------------
                                                      President and Chief
                                            Title:    Executive Officer
                                                   -----------------------------


         The foregoing Letter of Intent of seven (7) pages is accepted, approved and agreed to by Internet Business's International, Inc. this 10th day of May, 2001.

                                            INTERNET BUSINESS'S INTERNATIONAL,
                                            INC.

                                            By:   /s/ Albert Reda
                                               ---------------------------------
                                            Name:     Albert Reda
                                                   -----------------------------
                                            Title:    Chief Executive Officer
                                                   -----------------------------